UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 9, 2025
Pacific Biosciences of California, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1305 O’Brien Drive
Menlo Park, California 94025
(Address of principal executive offices) (Zip Code)
(650) 521-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On April 9, 2025, Pacific Biosciences of California, Inc. (the “Company”) issued a press release providing a business update, including workforce reductions, and announcing certain unaudited preliminary financial results as of and for the quarter ended March 31, 2025 (the “Press Release”). A copy of the Press Release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.
The information in Item 2.02 of this Current Report on Form 8-K, and the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Because the Company’s financial statements as of and for the quarter ended March 31, 2025 have not yet been finalized and remain subject to change, the Company’s final results for such period may differ materially from the unaudited preliminary financial information included in the Press Release. Accordingly, you should not place undue reliance on the unaudited preliminary financial information included in the Press Release.
ITEM 2.05.    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On April 9, 2025, the Company announced a plan to reduce its annualized non-GAAP operating expense run rate costs of approximately $45 million to $50 million. In connection with the plan, the Company estimates that it will incur approximately $5 million in 2025, consisting primarily of employee severance and benefit costs, which will be future cash expenditures.
This Item 2.05 contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the Company’s expected operating expense reductions, the expected timing of such reduction and the charges and financial impact associated with such reductions. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation, risks related to the Company’s operating expense reductions and the Company’s ability to accurately estimate the charges associated with such reductions. Other factors that could cause actual results to differ from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In addition, the charges associated with the Company’s operating expense reductions may be greater than anticipated. The Company’s operating expense reductions may have an adverse impact on the Company’s business and results of operations. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except as required by law, the Company disclaims any obligation to update information contained in any forward-looking statements contained in this Item 2.05 whether as a result of new information, future events, or otherwise.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release issued by Pacific Biosciences of California, Inc. dated April 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Michele Farmer
Michele Farmer
Vice President and Chief Accounting Officer
Date: April 9, 2025